UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street New York, New York 10038
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
Warrants (expiring January 19, 2021)	AIG WS	New York Stock Exchange
5.75% Series A-2 Junior Subordinated Debentures	AIG 67BP	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Section 5 — Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 14, 2020, American International Group, Inc. (“AIG”) filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation. A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2020, AIG held its Annual Meeting of Shareholders at which holders of AIG’s common stock, par value $2.50 per share (“Common Stock”), voted upon (i) the election of twelve nominees as directors until the next annual election and until their successors are duly elected and qualified; (ii) a non-binding advisory resolution to approve executive compensation; (iii) a proposal to amend and restate AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes; (iv) a proposal to ratify the amendment to extend the expiration of the American International Group, Inc. Tax Asset Protection Plan; (v) the ratification of the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2020; and (vi) a shareholder proposal calling for AIG’s Board of Directors to take steps to amend AIG’s By-laws to provide shareholders who hold at least 10 percent of AIG’s outstanding Common Stock the right to call special meetings.

The shareholders elected all twelve director nominees presented, approved the non-binding advisory resolution to approve executive compensation, approved the proposal to amend and restate AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes, approved the proposal to ratify the amendment to extend the expiration of the American International Group, Inc. Tax Asset Protection Plan, ratified the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2020 and did not approve the shareholder proposal.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	For	Against	Abstain	Broker Non-Votes
W. Don Cornwell	684,630,444	18,066,250	191,735	37,569,204
Brian Duperreault	699,031,408	3,687,657	169,364	37,569,204
John H. Fitzpatrick	699,326,821	3,371,392	190,216	37,569,204
William G. Jurgensen	698,801,607	3,897,360	189,462	37,569,204
Christopher S. Lynch	686,088,522	16,590,735	209,172	37,569,204
Henry S. Miller	687,881,457	14,816,709	190,263	37,569,204
Linda A. Mills	688,956,192	13,755,967	176,270	37,569,204
Thomas F. Motamed	691,162,105	11,515,284	211,040	37,569,204
Peter R. Porrino	699,859,890	2,835,487	193,052	37,569,204
Amy L. Schioldager	700,060,736	2,624,187	203,506	37,569,204
Douglas M. Steenland	690,382,799	12,318,777	186,853	37,569,204
Therese M. Vaughan	696,709,163	5,975,658	203,608	37,569,204

	For	Against	Abstain	Broker Non-Votes
Non-binding advisory resolution to approve executive compensation	659,862,264	42,638,072	388,093	37,569,204
Amendment and restatement of AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes	672,987,517	29,627,948	272,964	37,569,204
Ratification of the amendment to extend the expiration of the American International Group, Inc. Tax Asset Protection Plan	607,110,408	95,536,299	241,722	37,569,204
Ratification of the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2020	706,133,411	34,051,760	272,462	0
Shareholder proposal calling for the Board to take steps to amend AIG’s By-laws to provide shareholders who hold at least 10 percent of AIG’s outstanding common stock the right to call special meetings	309,037,699	393,480,547	370,183	37,569,204

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of American International Group, Inc.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of American International Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: May 15, 2020	By:	/s/ Kristen W. Prohl
	Name:	Kristen W. Prohl
	Title:	Assistant Secretary